VITAL LIVING LOGO





FOR IMMEDIATE RELEASE
CONTACT: Brad Edson, CEO
Vital Living, Inc.
480.784.6700
bedson@vitalliving.com
www.vitalliving.com



                   VITAL LIVING APPOINTS STUART A. BENSON
                          EXECUTIVE VICE PRESIDENT

      Executive Brings Substantial Nutritional Distribution Experience

TEMPE, Ariz.--(BW HealthWire)--July 8, 2002--Vital Living Inc. (OTCBB: VTLV -
News),   the  Physician  Nutraceutical  Company(SM),  Monday  announced   the
appointment of Stuart A. Benson as executive vice president.

Benson is a successful executive with significant experience building and managing the growth of publicly traded companies, including the second largest franchised nutritional retail chain, Great Earth Vitamin Stores.

The company has been working with Benson for several months and with the recent completion of a private placement has been able to effectuate the agreement with Benson to serve as a senior executive officer.

Benson, 48, has served in both public and private companies as chief executive officer and chairman of the board, including such companies as The Great Earth Vitamin Store Chain and Nathan's Famous Inc., where he was responsible for significant growth in gross revenues and locations.

Nathan's Famous, where Benson served as chairman of the executive committee, chairman of the board, president and CEO, is the oldest hot dog chain in the

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United States.

"We are excited to announce the addition of Stuart Benson to our team," said Brad Edson, CEO of Vital Living. "His proven track record of success in the public realm and his direct executive experience in spearheading aggressive growth will serve us well."

Benson commented, "The opportunity to work with mainstream medicine to include scientifically validated nutrition in a life-saving medical regimen fulfills a personal goal of mine and gives Vital Living tremendous growth potential.

"Developing and marketing evidence-based nutritional technologies with real benefits for cardiovascular health provides not only a financial opportunity for Vital Living, but also puts us in the forefront of meeting consumers' demands for evidence-based nutritional supplements."

About Vital Living

Vital Living develops and markets evidence-based nutraceuticals formulated by physicians for distribution through physicians. The company is developing and testing nutraceuticals in collaboration with leading medical experts based on the best available scientific evidence.

Vital Living's nutraceuticals are designed to be incorporated by physicians into a standard physician/patient program, supported by a specially designed compliance regimen. The company's initial area of focus is cardiovascular health, the leading health concern in America affecting 60 million consumers.

Except for historical information, the matters discussed in this press release contain forward-looking statements, which involve certain risks and uncertainties that could cause actual results to differ, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future.

A number of such statements are subject to assumptions, risks and uncertainties that could cause actual results to differ from those indicated in the forward-looking statements, including, but not limited to: any perceived or actual benefit of Benson's appointment, the company's growth potential, the effectiveness of the company's nutraceuticals on the cardiovascular system, the competitive environment within the nutraceutical industry, the company's ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of the arrangements with the company's product development

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partners,  the  ability  of  the company to meet its  financial  projections, general economic conditions or other risk factors noted in the company's periodic filings with the Securities and Exchange Commission.

Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise.



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Contact:

     Vital Living Inc., Tempe
     Brad Edson, 480/784-6700
     bedson@vitalliving.com
     www.vitalliving.com